Exhibit 21
SUBSIDIARIES OF ATMOS ENERGY CORPORATION

	State of	Percent of
Name	Incorporation	Ownership

ATMOS ENERGY HOLDINGS, INC. (wholly-owned by Atmos Energy Corporation)	Delaware	100%

BLUE FLAME INSURANCE SERVICES, LTD (wholly-owned by Atmos Energy Corporation)	Bermuda	100%

MISSISSIPPI ENERGIES, INC. (wholly-owned by Atmos Energy Corporation)	Mississippi	100%

LEGENDARY LIGHTING, LLC (50% owned by Mississippi Energies, Inc.)	Mississippi	50%

UNITARY GH&C PRODUCTS, LLC (28% owned by Mississippi Energies, Inc.)	Delaware	28%

ATMOS ENERGY SERVICES, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Delaware	100%

EGASCO, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Texas	100%

ATMOS ENERGY MARKETING, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Delaware	100%

ATMOS POWER SYSTEMS, INC. (a wholly-owned subsidiary of Atmos Energy Holdings, Inc.)	Georgia	100%

ATMOS PIPELINE AND STORAGE, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Delaware	100%

UCG STORAGE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

WKG STORAGE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

	State of	Percent of
Name	Incorporation	Ownership

ATMOS EXPLORATION AND PRODUCTION, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

TRANS LOUISIANA GAS PIPELINE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Louisiana	100%

TRANS LOUISIANA GAS STORAGE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

ATMOS GATHERING COMPANY, LLC (a limited liability company) (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

PHOENIX GAS GATHERING COMPANY (wholly-owned by Atmos Gathering Company, LLC)	Delaware	100%

FORT NECESSITY GAS STORAGE, LLC (a limited liability company) (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%